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                                                                      Exhibit 23

                      CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Registration No. 333-74874) and Form S-8 (Registration Nos. 33-22346, 33-24846, 33-49109, 33-60305, 333-27903, 333-62663, 333-79575,
333-91331, 333-32516, 333-36208, 333-36214, 333-37740, 333-39708 and 333-47116)
of Alcoa Inc., of our report dated January 9, 2002 relating to the financial statements, which appears in the Annual Report to Shareholders, which is incorporated in this Annual Report on Form 10-K. We also consent to the incorporation by reference of our report dated January 9, 2002 relating to the financial statement schedule which appears in this Form 10-K.

                                                   /s/PricewaterhouseCoopers LLP
                                                   PricewaterhouseCoopers LLP

600 Grant Street
Pittsburgh, Pennsylvania
March 4, 2002